Exhibit 99.1
McorpCX, Inc. Poised to Drive Growth in the Rapidly Developing Customer Experience Management Sector
San Francisco, CA, August XX, 2015 -- Customer experience solutions company McorpCX, Inc. (OTCQB:TPOI) (formerly Touchpoint Metrics Inc.) is pleased to provide the following corporate update.
"2015 has been a productive year so far.  We have met several important benchmarks and accomplished a number of initiatives set forth in 2014, all of which support our transition to an insights- and software-driven sales and marketing organization," said Lynn Davison, the company's Chief Operating Officer.
"Corporate executives worldwide are becoming more aware of customer experience and its importance to revenue growth; not only does it build brand and boost loyalty, it drives competitive differentiation. It's with this knowledge that our methodologies and technology platform enable a roster of blue chip corporations to compile and analyze customer insights, and power dashboards that show exactly how to improve customer experience," she concluded.
McorpCX continues to broaden its reach and diversify its client base both geographically and across industries. To that end, the company has begun targeting new clients and partners in the Banking, Financial Services, Insurance, Retail and Technology sectors.
Year-to-Date Corporate Highlights (Q1 and Q2 2015)
McorpCX:
•	Is poised to grow revenue by investing in sales and marketing, leveraging the company's leadership position, and increasing traction for its customer experience platform.
•	Has year-to-date gross revenue of USD$763,491.
•	Launched a comprehensive sales and marketing outreach strategy to drive new software and services business, with favorable results.
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Hired former Microsoft senior executive Mr. Stephen Shay as Vice President. Among other accomplishments, Mr. Shay was General Manager Customer Experience, led monetization and integration strategies for 90+ acquisitions, and built a 2,200 person technical sales team at Microsoft.

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Further advanced distribution strategy through an agreement with leading global IT solutions provider Mphasis (an HP company) for McorpCX to provide its customer experience software and services to Mphasis clients across the globe.

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Combined brands under the new name McorpCX, creating a single go-to-market brand reflecting our expertise at driving the innovation and insights needed to shape the future for customer-centric companies in today's omni-channel, customer-driven world.

McorpCX is an independently acknowledged leader in the rapidly growing customer experience management space. When Touchpoint Mapping® was trademarked in 2003, customer experience management wasn't software—it was a methodology for defining and improving customer experience from an outside-in, customer perspective. Today, Touchpoint Mapping is also a cloud-based research and analytics tool that measures every stage of a customer journey and the touchpoints across it. With widespread application across business sectors, it shows precisely which dials to turn—and in what order—to drive positive business results.

"With a client base of world-class companies using McorpCX software and services, we are well-positioned to capitalize on the fast-growing customer experience sector," stated McorpCX President and CEO Michael Hinshaw. "Our history and expertise in this discipline provides a solid operational foundation for growth, and the fact that Touchpoint Mapping – our cloud based technology solution – can quantify and improve both customer experience and brand across multiple industries, gives us a distinct advantage over competitors."

The foregoing financial results are derived from selected line items set forth in our financial statements for the period ended June 30, 2015 and do not reflect our complete financial condition. For a complete discussion of our financial condition we refer you to our Form 10-Q for the period ending June 30, 2015 and our Form 10-K for the two years ending December 31, 2014 and 2013 as filed with the Securities and Exchange Commission on EDGAR.
About McorpCX
McorpCX is a leading customer experience services company delivering consulting and technology solutions to customer-centric organizations since 2002. Touchpoint Mapping® – our signature product and approach to quantifying customer experience – has driven significant business results for some of the world's leading companies, automatically mapping the complex, cross-channel maze of touchpoints that drive customer experience. A pioneer in the fast-growing customer experience services and technology sector, our proprietary approach and cloud-based software deliver actionable data and on-demand "Voice-of-the-Customer" insights to dramatically improve customer experience, brand position, customer and employee satisfaction, loyalty and engagement for leaders in financial services, retail, technology, consumer products, and other industries.
General Information: 1-855-938-8100 toll free in the U.S., or +1-415-938-8100
Media: Denise Marshall at 1-415-938-8100, Ext. 706
 Investors: Andrew Barwicki 1-516-662-9461
Online at: http://mcorp.cx/ and http://www.investors.touchpointmetrics.com/
This press release includes a number of forward-looking statements that may reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: "believe," "expect," "plan," "estimate," "anticipate," "intend," "project," "will," "predicts," "seeks," "may," "would," "could," "potential," "continue," "ongoing," "should" and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from our predictions. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.